EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Exam USA Annual Report on Form 10-KSB for the year ended May 31, 2004 as filed with the Securities and Exchange Commission on the date hereof, I, Shinichi Hirabayashi, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.                                       Such annual report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.                                       The information contained in such Annual Report on Form 10-KSB fairly presents, in all material respects, the financial condition, results of operations and cash flows of Exam USA, Inc.

Date: October 13, 2004

	By:	/s/ Shinichi Hirabayashi
Shinichi Hirabayashi Chief Executive Office and Director

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Exam USA, Inc. and will be retained by Exam USA, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.